Exhibit 99.1

DEAN FOODS REPORTS SECOND QUARTER 2013 RESULTS

•	Q2 Loss from Continuing Operations Attributable to Dean Foods of $0.17 per Share, Q2 Adjusted Diluted Earnings from Continuing Operations of $0.13 per Share

•	Soft Volumes Offset by Progress Against Accelerated Cost Reduction Initiatives

•	Narrows Full Year 2013 Guidance for Adjusted Diluted Earnings to $0.47-$0.53 per Share

•	Establishes Q3 Guidance for Adjusted Diluted Earnings of $0.05-$0.08 per Share

DALLAS, August 8, 2013 – Dean Foods Company (NYSE: DF) today announced second quarter 2013 results. The Company reported second quarter 2013 loss from continuing operations attributable to Dean Foods of $0.17 per share, compared to second quarter 2012 earnings of $0.10 per share. On an adjusted basis, second quarter 2013 diluted earnings from continuing operations were $0.13 per share.

Second quarter 2013 operating income totaled $44 million, compared to second quarter 2012 operating income of $70 million. Second quarter 2013 adjusted operating income totaled $65 million, compared to $72 million in the year-ago period on a pro forma and comparative basis.

“Results for the second quarter were in-line with expectations,” said Gregg Tanner, Chief Executive Officer of Dean Foods. “We successfully offset the majority of the volume deleverage associated with lower volumes in the quarter through execution behind our accelerated cost reduction and productivity agenda. These initiatives build on our competitive advantages and position us to succeed going forward. Additionally, we have continued to make progress in other areas as well, including the recent replacement of our credit facility and the disposition of our remaining WhiteWave ownership interest that delivered $589 million to Dean Foods to further bolster our financial strength and flexibility.”

Net loss attributable to Dean Foods totaled $57 million for the second quarter of 2013. On an adjusted basis, second quarter net income attributable to Dean Foods totaled $24 million.

Net sales for the second quarter of 2013 totaled $2.2 billion, compared to $2.2 billion of net sales in the second quarter of 2012.

Dean Foods’ share of U.S. fluid milk sales volume declined to 36.4 percent during the second quarter from 37.8% in the first quarter of 2013. Industry fluid milk volumes declined approximately 2.1 percent year-over-year in the second quarter on an unadjusted basis, based on USDA data and company estimates. On the same basis, Dean Foods’ unadjusted fluid milk volumes declined 6 percent on a year-over-year basis. Management estimates that more than two-thirds of the decline in Dean Foods fluid milk volumes is attributable to the transition of volume to other providers related to previously disclosed business losses.

The Company continues to make solid progress against its target of $120 million of cost savings in 2013, including the planned closure of eight to twelve (10-15%) of its manufacturing facilities by mid-2014. The Company has closed or announced the closure of eight plants since its accelerated cost reduction initiative began in the fourth quarter of 2012.

The second quarter 2013 average Class I Mover, a measure of raw milk costs, was $18.12 per hundred-weight, an increase of 16 percent from the second quarter of 2012, and 1 percent below the first quarter 2013 level.

CASH FLOW

Consolidated net cash used in continuing operations for the six months ended June 30, 2013 totaled $245 million. Free cash flow used in continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $294 million through the second quarter of 2013. Negative cash flow was driven primarily by one-time items, most of which were associated with the strategic separation activities, including the payment of $213 million of taxes related to the Morningstar sale, $30 million related to the impact of moving Morningstar accounts receivable from intercompany to external accounts receivable, and $24 million of deal costs, as well as a $19 million litigation settlement payment in the second quarter. A reconciliation between net cash used in continuing operations and free cash flow used in continuing operations is provided in the tables below.

DEBT

Total debt at June 30, 2013, net of $26 million cash on hand, was approximately $1.2 billion. The Company’s funded debt to EBITDA ratio, as defined by its credit agreements in effect on June 30, 2013, was 2.69 times as of the end of the second quarter of 2013, versus a maximum leverage ratio covenant of 5.25 times under such credit agreements.

FORWARD OUTLOOK

“Turning to the forward outlook, we believe the momentum behind our cost reduction activities will allow us to deliver solid full-year results,” continued Tanner. “This is despite a challenging environment that includes fluid milk category volumes that appear to be a bit softer than we originally anticipated. With the full-quarter impact of the RFP-related volume reduction in the third quarter, continued soft category trends and normal seasonality in the business, we expect the third quarter to be the most challenging of the year.

“The dairy commodity environment looks to be a neutral factor in our forecast. Other commodities are relatively neutral to modest tailwinds. Overall for the year, we continue to expect to substantially offset the financial impact of the lower volumes through accelerated cost reduction and productivity activities, resulting in a low-single digit increase in operating income from the pro forma 2012 results.

“With this in mind, we are narrowing our full-year guidance for adjusted diluted earnings to a range of between $0.47 and $0.53 per share. Lower than previously forecast interest expense due to continued debt reduction is expected to help offset a modest decrease in our EBIT and EBITDA assumptions. We now expect full year EBITDA to be between $410 and $430 million.

“For the third quarter, we expect adjusted diluted earnings of $0.05 to $0.08 per share.”

SUCCESSFULLY COMPLETED OFFERING OF WHITEWAVE CLASS A COMMON STOCK

On July 25, 2013, the Company announced the closing of the offering of 34.4 million shares of Class A common stock of The WhiteWave Foods Company (“WhiteWave”), including approximately 4.5 million shares sold pursuant to the underwriters’ over-allotment option. Following the closing of the offering, Dean Foods no longer holds any shares of WhiteWave common stock. The completion of the offering marks the successful tax-free disposition of the remaining ownership interest retained by Dean Foods following the spin-off of WhiteWave that occurred in May 2013. The disposition was structured as a tax-free transaction and resulted in approximately $589 million of net proceeds to Dean Foods.

SENIOR SECURED CREDIT FACILITY

On July 2, 2013, the Company entered into a credit agreement pursuant to which the lenders provided the Company with a five-year senior secured revolving credit facility in the amount of up to $750 million. Under the agreement, the Company also has the right to request an increase of the aggregate commitment under the credit facility by, and to request incremental term loans or additional revolver commitments of, up to $500 million without the consent of any lenders not participating in such increase, subject to specified conditions. The proceeds of the credit facility will be used to finance the Company’s working capital needs and for general corporate purposes of the Company and its subsidiaries. The senior secured credit facility is available for the issuance of up to $200 million of letters of credit and up to $150 million of swing line loans. The facility will terminate on July 2, 2018.

Loans outstanding under the new senior secured credit facility will bear interest, at the Company’s election, at either the Adjusted LIBOR (as defined in the credit agreement) plus a margin of between 1.25% and 2.25% (which is initially 1.75%) based on the leverage ratio (as defined in the credit agreement), or the Alternate Base Rate (as defined in the credit agreement) plus a margin of between 0.25% and 1.25% (which is initially 0.75%) based on the leverage ratio. The Company is permitted to make optional prepayments of the loans, in whole or in part, without premium or penalty (other than applicable LIBOR breakage costs).

CONFERENCE CALL/WEBCAST

A webcast to discuss the Company’s financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by visiting the “Webcast” section of the Company’s website at http://www.deanfoods.com/. A slide presentation will accompany the webcast.

Dean Foods® is a leading food and beverage company in the United States and is the nation’s largest processor and direct-to-store distributor of fluid milk. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, Pet®, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Nearly 19,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*	The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projected sales, operating income, net income, diluted earnings per share, adjusted diluted earnings per share, debt covenant compliance, cost reduction strategies, divestitures, and expected financial performance These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted cost reductions, sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain adjusted financial results and certain other non-GAAP financial measures, which are from continuing operations and are adjusted to eliminate the net expense or net gain related to the items identified in the “Reconciliation of GAAP to Pro Forma Adjusted Earnings” tables herein. This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as Company management. Additionally, certain pro forma adjustments were made to our GAAP results for the three and six months ended June 30, 2012 to facilitate a meaningful comparison of operating results between 2012 and 2013. Because the Company cannot predict the timing and amount of charges associated with certain non-recurring items; asset impairment charges; gains or losses related to discontinued operations; deal, integration and separation costs; and facility closing, reorganization and realignment costs, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates. Adjusted EBITDA, as defined by the Company, consists of net income attributable to Dean Foods adjusted for the items above, as well as interest, taxes, depreciation and amortization. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies. A full reconciliation of our results for the three and six month periods ended June 30, 2013 and 2012 calculated in accordance with GAAP and on an adjusted basis is set forth herein.

CONTACT: Corporate Communications, Liliana Esposito, +1-214 -721-7766; or Investor Relations, Barry Sievert, +1-214 -303-3438

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Three months ended
	June 30,		June 30,
	2013	2012	2013		2012
	GAAP		Adjusted*		Pro forma adjusted*
Net sales	$2,227,542	$2,234,841	$2,227,542		$2,244,201	(h)
Cost of sales	1,755,242	1,694,939	1,752,220	(a) (b)	1,707,564	(h)

Gross profit	472,300	539,902	475,322		536,637
Operating costs and expenses:
Selling and distribution	331,678	350,600	330,302	(b)	350,610	(h)
General and administrative	86,388	111,849	79,415	(b) (c)	113,349	(h)
Amortization of intangibles	925	939	925		939
Facility closing and reorganization costs	4,939	6,217	—	(b)	—	(b)
Litigation settlements	(1,019)	—	—	(d)	—
Impairment of long-lived assets	3,604	—	—	(a)	—
Other operating loss	2,209	—	—	(a)	—

Total operating costs and expenses	428,724	469,605	410,642		464,898

Operating income	43,576	70,297	64,680		71,739
Interest expense	90,122	37,916	26,181	(d) (f)	37,066	(d)
Other income, net	(528)	(2,511)	(528)		(2,511)

Income (loss) from continuing operations before income taxes	(46,018)	34,892	39,027		37,184
Income tax expense (benefit)	(13,961)	15,289	14,830	(g)	14,130	(g)

Income (loss) from continuing operations	(32,057)	19,603	24,197		23,054
Loss on sale of discontinued operations, net of tax	(65)	(2,458)	—	(e) (f)	—	(d)
Income (loss) from discontinued operations, net of tax	(21,761)	39,020	—	(e) (f)	—	(e) (f)

Net income (loss)	(53,883)	56,165	24,197		23,054
Net income attributable to non-controlling interest in discontinued operations	(2,987)	—	—	(d)	—

Net income (loss) attributable to Dean Foods Company	$(56,870)	$56,165	$24,197		$23,054

Average common shares:
Basic	186,835	184,558	186,835		184,558
Diluted	186,835	185,258	188,768	(i)	185,258
Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.17)	$0.10	$0.13		$0.12
Gain (loss) from discontinued operations attributable to Dean Foods Company	(0.13)	0.20	—		—

Net income (loss) attributable to Dean Foods Company	$(0.30)	$0.30	$0.13		$0.12

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.17)	$0.10	$0.13		$0.12
Gain (loss) from discontinued operations attributable to Dean Foods Company	(0.13)	0.20	—		—

Net income (loss) attributable to Dean Foods Company	$(0.30)	$0.30	$0.13		$0.12

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Six months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013		2012
	GAAP		Adjusted*		Pro forma adjusted*
Net sales	$4,519,972	$4,582,563	$4,519,972		$4,603,240	(h)
Cost of sales	3,552,440	3,511,517	3,549,187	(a) (b)	3,539,333	(h)

Gross profit	967,532	1,071,046	970,785		1,063,907
Operating costs and expenses:
Selling and distribution	671,675	714,423	670,058	(b)	714,451	(h)
General and administrative	171,352	208,493	159,941	(b) (c) (d)	209,993	(h)
Amortization of intangibles	1,875	1,878	1,875		1,878
Facility closing and reorganization costs	10,549	31,652	—	(b)	—	(b)
Litigation settlements	(1,019)	—	—	(d)	—
Impairment of long-lived assets	37,519	—	—	(a)	—
Other operating loss	2,209	—	—	(a)	—

Total operating costs and expenses	894,160	956,446	831,874		926,322

Operating income	73,372	114,600	138,911		137,585
Interest expense	149,771	80,399	52,621	(d) (e) (f)	78,699	(d)
Other income, net	(363)	(2,080)	(363)		(2,080)

Income (loss) from continuing operations before income taxes	(76,036)	36,281	86,653		60,966
Income tax expense (benefit)	(23,239)	18,036	32,927	(g)	23,167	(g)

Income (loss) from continuing operations	(52,797)	18,245	53,726		37,799
Gain (loss) on sale of discontinued operations, net of tax	491,820	(2,458)	—	(d) (e) (f)	—	(d)
Income from discontinued operations, net of tax	2,891	78,261	—	(e) (f)	—	(e) (f)

Net income	441,914	94,048	53,726		37,799
Net income attributable to non-controlling interest in discontinued operations	(6,179)	—	—	(d)	—

Net income attributable to Dean Foods Company	$435,735	$94,048	$53,726		$37,799

Average common shares:
Basic	186,430	184,331	186,430		184,331
Diluted	186,430	185,250	188,214	(i)	185,250
Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.28)	$0.10	$0.29		$0.21
Gain from discontinued operations attributable to Dean Foods Company	2.62	0.41	—		—

Net income attributable to Dean Foods Company	$2.34	$0.51	$0.29		$0.21

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(0.28)	$0.10	$0.29		$0.20
Gain from discontinued operations attributable to Dean Foods Company	2.62	0.41	—		—

Net income attributable to Dean Foods Company	$2.34	$0.51	$0.29		$0.20

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Computation of Adjusted EBITDA

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to Dean Foods Company	$24,197	$23,054	$53,726	$37,799
Interest expense	26,181	37,066	52,621	78,699
Income tax expense	14,830	14,130	32,927	23,167
Depreciation and amortization	39,682	43,760	81,459	86,485

Adjusted EBITDA	$104,890	$118,010	$220,733	$226,150

DEAN FOODS COMPANY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$25,963	$24,657
Assets of discontinued operations*	—	2,793,608
Other current assets	1,664,625	1,162,469

Total current assets	1,690,588	3,980,734
Property, plant and equipment, net	1,181,094	1,248,637
Intangibles and other assets, net	449,635	468,212

Total Assets	$3,321,317	$5,697,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities of discontinued operations*	$—	$1,466,221
Other current liabilities, excluding debt	981,222	933,631

Total current liabilities, excluding debt	981,222	2,399,852
Total long-term debt, including current portion	1,240,100	2,322,243
Other long-term liabilities	438,478	515,860

Total Dean Foods Company stockholders’ equity	661,517	357,187
Non-controlling interest	—	102,441

Total stockholders’ equity	661,517	459,628

Total Liabilities and Stockholders’ Equity	$3,321,317	$5,697,583

*	Reflects the discontinued operations of WhiteWave and Morningstar

DEAN FOODS COMPANY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2013	2012
Operating Activities
Net cash provided by (used in) continuing operations	$(245,088)	$132,152
Net cash provided by discontinued operations	14,174	182,094

Net cash provided by (used in) operating activities	(230,914)	314,246
Investing Activities
Payments for property, plant and equipment	(48,992)	(43,229)
Proceeds from insurance and other recoveries	—	2,996
Proceeds from sale of fixed assets	4,271	10,038

Net cash used in investing activities—continuing operations	(44,721)	(30,195)
Net cash provided by (used in) investing activities—discontinued operations	1,403,494	(49,231)

Net cash provided by (used in) investing activities	1,358,773	(79,426)
Financing Activities
Net repayment of debt	(1,083,196)	(204,939)
Payments of financing costs	(575)	—
Issuance of common stock, net of share repurchases	8,785	1,411
Other	172	323

Net cash used in financing activities—continuing operations	(1,074,814)	(203,205)
Net cash used in financing activities—discontinued operations	(51,584)	(9,649)

Net cash used in financing activities	(1,126,398)	(212,854)
Effect of exchange rate changes on cash and cash equivalents	(155)	315

Increase in cash and cash equivalents	1,306	22,281
Cash and cash equivalents, beginning of period	24,657	18,147

Cash and cash equivalents, end of period	$25,963	$40,428

Computation of Free Cash Flow provided by (used in) continuing operations
Net cash provided by (used in) continuing operations	$(245,088)	$132,152
Payments for property, plant and equipment	(48,992)	(43,229)

Free cash flow provided by (used in) continuing operations	$(294,080)	$88,923

DEAN FOODS COMPANY

Reconciliation of GAAP to Pro Forma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2013
		Asset write-down	Facility closing,	Deal, integration
		and (gain) loss on	reorganization &	and separation	Other	Morningstar	WhiteWave	Income
		sale of assets	realignment costs	costs	adjustments	sale	spin-off	tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*
Operating income (loss):
Dean Foods	$53,309	$2,062	$2,659	$6,650	$—	$—	$—	$—	$64,680
Facility closing and reorganization costs	(4,939)	—	4,939	—	—	—	—	—	—
Litigation settlements	1,019	—	—	—	(1,019)	—	—	—	—
Impairment of long-lived assets	(3,604)	3,604	—	—	—	—	—	—	—
Other operating loss	(2,209)	2,209	—	—	—	—	—	—	—

Total operating income	43,576	7,875	7,598	6,650	(1,019)	—	—	—	64,680
Interest expense	90,122	—	—	—	(518)	—	(63,423)	—	26,181
Other income, net	(528)	—	—	—	—	—	—	—	(528)
Income tax expense (beneft)	(13,961)	—	—	—	—	—	—	28,791	14,830

Income (loss) from continuing operations	(32,057)	7,875	7,598	6,650	(501)	—	63,423	(28,791)	24,197
Loss from discontinued operations, net of tax	(21,826)	—	—	—	—	369	21,457	—	—
Net income attributable to non-controlling interest in discontinued operations	(2,987)	—	—	—	2,987	—	—	—	—

Net income (loss) attributable to Dean Foods Company	$(56,870)	$7,875	$7,598	$6,650	$2,486	$369	$84,880	$(28,791)	$24,197

Diluted earnings (loss) per share (i)	$(0.30)	$0.04	$0.04	$0.04	$0.01	$—	$0.45	$(0.15)	$0.13

	Three months ended
	June 30, 2012
		Asset write-down	Facility closing,	Deal, integration
		and (gain) loss on	reorganization and	and separation	Other	Morningstar	WhiteWave	Income		Pro forma
		sale of assets	realignment costs	costs	adjustments	sale	spin-off	tax		adjustments	Pro forma
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*	(h)	adjusted*
Operating income (loss):
Dean Foods	$76,514	$—	$—	$—	$—	$—	$—	$—	$76,514	$(4,775)	$71,739
Facility closing and reorganization costs	(6,217)	—	6,217	—	—	—	—	—	—	—	—

Total operating income	70,297	—	6,217	—	—	—	—	—	76,514	(4,775)	71,739
Interest expense	37,916	—	—	—	(850)	—	—	—	37,066	—	37,066
Other income, net	(2,511)	—	—	—	—	—	—	—	(2,511)	—	(2,511)
Income tax expense	15,289	—	—	—	—	—	—	656	15,945	(1,815)	14,130

Income from continuing operations	19,603	—	6,217	—	850	—	—	(656)	26,014	(2,960)	23,054
Income from discontinued operations, net of tax	36,562	—	—	—	2,458	(16,067)	(22,953)	—	—	—	—

Net income attributable to Dean Foods Company	$56,165	$—	$6,217	$—	$3,308	$(16,067)	$(22,953)	$(656)	$26,014	$(2,960)	$23,054

Diluted earnings per share	$0.30	$—	$0.03	$—	$0.02	$(0.09)	$(0.12)	$—	$0.14	$(0.02)	$0.12

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Reconciliation of GAAP to Pro Forma Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Six months ended
	June 30, 2013
		Asset write-down	Facility closing,	Deal, integration
		and (gain) loss on	reorganization &	and separation	Other	Morningstar	WhiteWave	Income
		sale of assets	realignment costs	costs	adjustments	sale	spin-off	tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*
Operating income (loss):
Dean Foods	$122,630	$2,062	$7,279	$6,650	$290	$—	$—	$—	$138,911
Facility closing and reorganization costs	(10,549)	—	10,549	—	—	—	—	—	—
Litigation settlements	1,019	—	—	—	(1,019)	—	—	—	—
Impairment of long-lived assets	(37,519)	37,519	—	—	—	—	—	—	—
Other operating loss	(2,209)	2,209	—	—	—	—	—	—	—

Total operating income	73,372	41,790	17,828	6,650	(729)	—	—	—	138,911
Interest expense	149,771	—	—	—	(1,036)	(29,430)	(66,684)	—	52,621
Other income, net	(363)	—	—	—	—	—	—	—	(363)
Income tax expense (beneft)	(23,239)	—	—	—	—	—	—	56,166	32,927

Income (loss) from continuing operations	(52,797)	41,790	17,828	6,650	307	29,430	66,684	(56,166)	53,726
Income from discontinued operations, net of tax	494,711	—	—	—	306	(492,202)	(2,815)	—	—
Net income attributable to non-controlling interest in discontinued operations	(6,179)	—	—	—	6,179	—	—	—	—

Net income attributable to Dean Foods Company	$435,735	$41,790	$17,828	$6,650	$6,792	$(462,772)	$63,869	$(56,166)	$53,726

Diluted earnings per share (i)	$2.34	$0.22	$0.09	$0.04	$0.04	$(2.48)	$0.34	$(0.30)	$0.29

	Six months ended
	June 30, 2012
		Asset write-down	Facility closing,	Deal, integration
		and (gain) loss on	reorganization and	and separation	Other	Morningstar	WhiteWave	Income		Pro forma
		sale of assets	realignment costs	costs	adjustments	sale	spin- off	tax		adjustments	Pro forma
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*	(h)	adjusted*
Operating income (loss):
Dean Foods	$146,252	$—	$—	$—	$—	$—	$—	$—	$146,252	$(8,667)	$137,585
Facility closing and reorganization costs	(31,652)	—	31,652	—	—	—	—	—	—	—	—

Total operating income	114,600	—	31,652	—	—	—	—	—	146,252	(8,667)	137,585
Interest expense	80,399	—	—	—	(1,700)	—	—	—	78,699	—	78,699
Other income, net	(2,080)	—	—	—	—	—	—	—	(2,080)	—	(2,080)
Income tax expense	18,036	—	—	—	—	—	—	8,424	26,460	(3,293)	23,167

Income from continuing operations	18,245	—	31,652	—	1,700	—	—	(8,424)	43,173	(5,374)	37,799
Income from discontinued operations, net of tax	75,803	—	—	—	2,458	(27,491)	(50,770)	—	—	—	—

Net income attributable to Dean Foods Company	$94,048	$—	$31,652	$—	$4,158	$(27,491)	$(50,770)	$(8,424)	$43,173	$(5,374)	$37,799

Diluted earnings per share	$0.51	$—	$0.17	$—	$0.02	$(0.15)	$(0.27)	$(0.05)	$0.23	$(0.03)	$0.20

*	See notes to Earnings Release Tables

For the three and six months ended June 30, 2013 and 2012 the adjusted results and certain other non-GAAP financial measures differ from the Company’s results under GAAP due to the exclusion of net gains or net losses associated with certain non-recurring items; asset impairment charges; discontinued operations; integration and separation costs; and facility closing, reorganization and realignment costs. These adjustments are made to facilitate meaningful comparisons of our operating performance between periods as the Company cannot predict the timing and amount of charges associated with such items. Additionally, certain pro forma adjustments were made to our GAAP results for the three and six months ended June 30, 2012 to reflect the pro forma impact of certain commercial agreements that became effective in October 2012 related to our strategic activities, to facilitate a meaningful comparison of our operating performance between 2013 and 2012. These adjustments are described in more detail below.

(a)	The adjustment reflects the elimination of the following:

a.	Asset write-downs resulting from our evaluation of the impact that we expect certain changes in our business, including the loss of a portion of a significant customer’s volume and related plans for consolidating the production network for our core dairy operations, to have on our estimated future cash flows. The charges year-to-date include the impairment of certain fixed assets of $31.1 million (of which $3.6 million was recorded during the second quarter of 2013), the write-off of a favorable lease asset of $3.5 million and a write-down related to one of our indefinite-lived trademarks of $2.9 million;

b.	Accelerated depreciation of $2.1 million related to machinery and equipment at certain of our production facilities as a result of revisions made to the estimated remaining useful lives due to our evaluation of the impact that we expect changes in our business to have on estimated future cash flows at those production facilities; and

c.	Other operating loss of $2.2 million related to a final settlement of certain liabilities associated with the prior disposition of one of our manufacturing facilities.

(b)	The adjustment reflects the elimination of severance charges and non-cash asset write-downs related to approved facility closings and restructuring plans, as well as other organizational realignment activities. We have accelerated our cost reduction efforts, including the planned closure of 10-15% of the plants in our network, the elimination of a significant number of distribution routes, functional and operational realignments and other cost-savings initiatives.

(c)	The adjusted results reflect the elimination of the following separation activities related to the spin-off of WhiteWave from Dean Foods on May 23, 2013:

a.	Transaction and separation costs of $1.0 million; and

b.	Additional stock compensation expense of $5.6 million related to the proportionate adjustment of the number and exercise prices of certain stock options, restricted stock units and phantom shares granted to Dean Foods employees that were outstanding at the time of the WhiteWave spin-off in order to maintain the aggregate intrinsic value of such awards.

(d)	The adjustment reflects the elimination of the following:

a.	Interest accretion in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012;

b.	A modest reduction in a litigation settlement liability due to plaintiff class “opt-outs”; and

c.	Operating income attributable to the 13% interest in WhiteWave that we did not own during the period prior to the spin-off of WhiteWave on May 23, 2013.

(e)	We completed the sale of our Morningstar division on January 3, 2013. Our Morningstar operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to elimination of discontinued operations, the adjustment reflects elimination of the following:

a.	Write-off of deferred financing costs in connection with our debt repayments with proceeds from the sale of our Morningstar division;

b.	Interest expense of $28.0 million related to the interest rate swaps we terminated as the result of debt repayments made with proceeds from the sale of our Morningstar division; and

c.	The elimination of discontinued operations, net of tax.

(f)	We completed the spin-off of WhiteWave on May 23, 2013. WhiteWave’s operations have been reflected as discontinued operations in our unaudited Condensed Consolidated Financial Statements under GAAP for all periods presented. In addition to elimination of discontinued operations, the adjustment reflects elimination in the second quarter of 2013 of $63.4 million of losses related to interest rate swaps that were novated to WhiteWave in connection with the WhiteWave IPO. Upon completion of the spin-off, we reclassified the losses previously recorded in accumulated other comprehensive income to interest expense as a one-time, non-cash charge.

(g)	The adjustment reflects the income tax impact on adjustments (a) through (f) and to reflect our adjusted tax rate at 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(h)	Certain pro forma adjustments were made to 2012 results to reflect the impact of certain commercial agreements that became effective upon completion of the WhiteWave IPO. These agreements modified the previous intercompany arrangements to reflect arms length pricing for certain transactions between Dean Foods and our former segments.

(i)	The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.